SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934, as amended


                Date of Earliest Event Reported: January 27, 2003

                        (date of earliest event reported)



                    RESIDENTIAL ASSET SECURITIES CORPORATION
               (Exact name of Registrant as Specified in Charter)

            Delaware                   333-100848             51-0362653
        (State or Other               (Commission          (I.R.S. Employer
 Jurisdiction of Incorporation)       File Number)        Identification Number)


                         8400 Normandale Lake Boulevard
                                    Suite 250
                             Minneapolis, Minnesota
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (952) 857-7000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Items 1 through 4, Item 6, Item 8 and Item 9 are not included because they are not applicable.

Item 5. Other Events

Filing of Computational Materials

In connection with the proposed offering of the Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2003-KS1, SalomonSmithBarney, JP Morgan Securities, Inc., amd Resodemtial Funding Securities Corporation, as underwriters (the "Underwriters"), have prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Securities Corporation (the "Company") provided the Underwriters with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibits
99.1 hereto are filed herewith.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

        99.1   Computational Materials.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              RESIDENTIAL ASSET SECURITIES CORPORATION


                              By:     /s/Benita Bjorgo
                                 Name:   Benita Bjorgo
                                 Title:  Vice President




Date:   January 27, 2003

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

 99.1           Computational Materials.